Exhibit 99.1
Delek Logistics Partners, LP Increases Quarterly Cash Distribution to $0.985 per Common Limited Partner Unit

BRENTWOOD, Tenn., July 25, 2022 -- Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) today declared its quarterly cash distribution for the second quarter 2022 of $0.985 per common limited partner unit, or $3.94 per common limited partner unit on an annualized basis. This distribution represents a 0.5 percent increase from the distribution for the first quarter 2022 of $0.98 per common limited partner unit ($3.92 per common limited partner unit annualized) and a 4.8 percent increase over Delek Logistics’ distribution for the second quarter 2021 of $0.94 per common limited partner unit ($3.76 per common limited partner unit annualized). The second quarter 2022 cash distribution is payable on August 11, 2022 to unitholders of record on August 4, 2022. "This distribution marks 38 consecutive quarters of increasing the quarterly payout to our unitholders since the fourth quarter 2012. Activity within the energy industry remains robust and we expect strong volume growth to continue in the Permian region, which bodes well for our midstream footprint. The recently closed 3Bear Delaware Holding – NM, LLC acquisition adds diversity to our portfolio with third party revenue, increased product mix and geographic diversity by extending into the Delaware portion of the basin. The outlook for DKL remains positive and we plan to continue sharing our success with unitholders through ongoing cash distributions.” said Avigal Soreq, President of Delek Logistics.

About Delek Logistics Partners, LP
Delek Logistics Partners, LP is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region and giving effect to the 3Bear acquisition, Delek Logistics Partners, LP provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. (NYSE: DK) (“Delek US”) owns the general partner interest as well as a majority limited partner interest in Delek Logistics Partners, LP, and is also a significant customer.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements regarding Delek Logistics’ future distributions, including the amounts and timing thereof, utilization rates and other statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” within the meaning of federal securities laws. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting it to Delek US' business risks; risks and uncertainties related to the effects of the COVID-19 pandemic; risks and costs relating to the maintenance age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics, including margins generated by its wholesale fuel business; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Tax Considerations
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Delek Logistics Partners, LP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Delek Logistics Partners, LP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate for individuals or corporations, as applicable. Nominees, and not Delek Logistics Partners, LP, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Investor Relations Contacts:
Blake Fernandez, Senior Vice President of Investor Relations and Market Intelligence, 615-224-1312

Media/Public Affairs Contact:
Michael P. Ralsky, Vice President - Public Affairs & ESG, 615-435-1407

Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).
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